Exhibit 99.4

               FORM OF LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                         regarding the Offer to Exchange
   $150,000,000 principal amount of 9 5/8% Senior Notes due 2007, Series B for any and all outstanding
   $150,000,000 principal amount of 9 5/8% Senior Notes due 2007, Series A of

                      Delta Mills, Inc.


To Registered Holders and The Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by Delta Mills, Inc. (the "Company") to exchange its new 9 5/8 % Senior Notes due 2007, Series B (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 5/8% Senior Notes due 2007, Series A (the "Senior Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated [___________], 1997, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

  Enclosed herewith are copies of the following documents:

     1.   Prospectus dated [________], 1997;

     2.   Letter of Transmittal;

     3.   Notice of Guaranteed Delivery;

     4.   Instruction to Registered Holder or DTC
          Participant from Beneficial Owner; and

     5. Letter which may be sent to your clients for whose account you hold Definitive Registered Notes (as defined in the Letter of Transmittal) or Book-Entry Interests(as defined in the Letter of Transmittal) representing Senior Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

 We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [25 business days after effectiveness], 1997, unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Senior Notes being tendered.

     To participate in the Exchange Offer, a beneficial holder must either (i) cause to be delivered to The Bank of New York (the "Exchange Agent") at the address set forth in the Letter of Transmittal Definitive Registered Notes (as defined in the Letter of Transmittal) in proper form for transfer together with a properly executed Letter of Transmittal or (ii) cause a DTC Participant to tender such holder's Senior Notes to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including
transmission  of   a computer-generated  message that
acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Senior Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

     Pursuant to the Letter of Transmittal, each holder of
Senior Notes  will represent to the Company that: (i) the
Exchange  Notes or  Book-Entry Interests therein to be
acquired by such holder and any  beneficial owner(s) of such
Senior Notes or interests therein ("Beneficial Owner(s)") in connection with the Exchange Offer  are being  acquired by
such holder and any Beneficial Owner(s) in  the ordinary
course  of  business of the holder  and  any  Beneficial
Owner(s),  (ii)  the  holder and each  Beneficial  Owner
are  not participating,  do  not  intend  to  participate,
and have no arrangement  or  understanding with any person to participate,  in the  distribution of the Exchange Notes,
(iii) the holder and each Beneficial Owner acknowledge and
agree that any person  who  is  a broker-dealer  registered
under the Securities  Exchange  Act  of 1934,  as amended
(the "Exchange Act") or is participating in  the Exchange
Offer for the purpose of distributing the Exchange  Notes
must   comply  with  the  registration  and  prospectus
delivery requirements of the Securities Act in connection
with a  secondary resale  transaction  of the Exchange Notes or  interests  therein acquired  by  such person and cannot
rely on the position  of  the staff  of  the Commission set
forth in certain no-action  letters, (iv)  the  holder  and
each Beneficial Owner  understands  that  a secondary
resale transaction described in clause (iii) above  and any
resales  of Exchange Notes or interests therein  obtained
by such  holder  in  exchange for Senior Notes or  interests therein originally  acquired  by  such holder directly  from
the  Company should   be   covered  by  an  effective
registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of
Regulation  S-K  of  the Commission and (v) neither the
holder nor any Beneficial  Owner(s) is  an  "affiliate," as
defined in Rule 405 under  the  Securities Act,  of the
Company.  Upon a request by the Company, a holder  or
beneficial  owner  will  deliver to the Company  a  legal
opinion confirming  its representation made in clause (v)
above.   If  the tendering  holder of Senior Notes is a
broker-dealer (whether or not it is also an "affiliate") or any Beneficial Owner(s) that will receive
Exchange Notes for its own or their account pursuant to the Exchange Offer, the tendering holder will represent on behalf of itself and the Beneficial Owner(s) that the Senior
Notes to be exchanged for the Exchange Notes were acquired as a result of market-making activities or other trading activities, and acknowledge on its own behalf and on the behalf of such Beneficial Owner(s) that it or they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such tendering holder will not be deemed to admit that it or any Beneficial Owner is an "underwriter" within the meaning of the Securities Act.

     The   enclosed  "Instruction  to  Registered  Holder
or DTC Participant from Beneficial Owner" form contains an authorization by the beneficial owners of Senior Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Senior Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Senior Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from The Bank of New York, 101 Barclay Street,
Seventh Floor,  New York, NY 10286, Attention:  Corporate
Trust Department.
                              Very truly yours,
                              Delta Mills, Inc.







NOTHING  CONTAINED  HEREIN  OR  IN THE  ENCLOSED  DOCUMENTS
SHALL CONSTITUTE YOU THE AGENT OF DELTA MILLS, INC. OR THE
BANK  OF  NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR
MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE
EXCHANGE OFFER OTHER THAN  THE DOCUMENTS ENCLOSED HEREWITH
AND THE STATEMENTS CONTAINED THEREIN.